Exhibit 10.1

SHAREHOLDER RIGHTS AGREEMENT

This SHAREHOLDER RIGHTS AGREEMENT, dated as of June 3, 2015 (this “Agreement”), is made between ENSTAR GROUP LIMITED, a Bermuda company (the “Company”), and Canada Pension Plan Investment Board (the “CPPIB Shareholder”).

WITNESSETH:

A.	In connection with and pursuant to the Securities Purchase Agreement by and among CPPIB and FR XI Offshore AIV, L.P., First Reserve Fund XII, L.P., FR XII A Parallel Vehicle L.P. and FR Torus Co-Investment, L.P. (collectively, “First Reserve”), dated May 29, 2015 (the “Securities Purchase Agreement”), CPPIB will acquire Common Shares and Non-Voting Shares (as defined below) (such shares acquired by the CPPIB Shareholder, the “Acquired CPPIB Shares”).

B.	In connection with First Reserve’s sale of the Acquired CPPIB Shares to the CPPIB Shareholder, the Company has agreed, at the request of the CPPIB Shareholder, to provide the CPPIB Shareholder with the rights set forth in this Agreement, which are substantially the same as rights previously held by First Reserve under a similar agreement with the Company.

C.	Capitalized terms used in this Agreement and set forth in Section 1.01 are used as defined in Section 1.01.

Now, therefore, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that, for purposes of this Agreement, the Company shall not be deemed an Affiliate of the CPPIB Shareholder, and the CPPIB Shareholder shall not be deemed an Affiliate of the Company. For purposes of this definition, when used with respect to any Person, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or Hamilton, Bermuda are authorized or required by Applicable Law to close.

“Code” means the Internal Revenue Code of 1986.

“Common Shares” means the Company’s voting ordinary shares, par value $1.00 per share.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“Non-Voting Shares” means series E non-voting convertible ordinary shares, par value $1.00 per share, of the Company.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Subsidiary” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include all Applicable Law.

ARTICLE 2

CERTAIN COVENANTS

Section 2.01 Board of Directors.

(a) The Board of Directors of the Company (the “Company Board”) shall adopt a resolution to appoint to the Company Board, effective as of the date of the first meeting of the Company Board that occurs after the closing under the Securities Purchase Agreement, one nominee of the CPPIB Shareholder to serve as a Class III director on the Company Board until the Company’s 2018 annual meeting. Beginning with such annual meeting of the Company’s shareholders or at any meeting of the shareholders of the Company at which the

Class III directors of the Company Board are to be elected, or whenever such members of the Company Board are to be elected by written consent, the Company will include in the slate of directors recommended for election to Class III by the Company Board to the shareholders of the Company one member of the Company Board designated by the CPPIB Shareholder, and will use its commercially reasonable efforts, subject to the fiduciary duties of the Company Board under Applicable Law, to take all action necessary (including the solicitation of proxies on such person’s behalf) to ensure such person is elected by the shareholders of the Company as a Class III director of the Company Board. Such appointed nominee of the CPPIB Shareholder shall have the benefit of a director indemnification agreement identical in form and substance to the director indemnification agreements provided to other members of the Company Board.

(b) In the event of resignation, death, removal or disqualification of a director nominated by the CPPIB Shareholder in accordance with this Section 2.01 and subsequently elected to the Company Board, the CPPIB Shareholder shall promptly designate a replacement director, and the Company will use its commercially reasonable efforts, subject to the fiduciary duties of the Company Board under Applicable Law, to take all action necessary to ensure that such person is elected to the Company Board as a Class III director. Any director nominated by the CPPIB Shareholder in accordance with this Section 2.01 may be removed and replaced at any time and from time to time, with or without cause (subject to the bye-laws of the Company as in effect from time to time and any requirements of Applicable Law), in the CPPIB Shareholder’s sole discretion.

(c) At such time as the CPPIB Shareholder (together with its Affiliates) shall no longer beneficially own at least 75% of the total number of Acquired CPPIB Shares acquired by the CPPIB Shareholder under the Securities Purchase Agreement (as adjusted for stock splits, stock dividends and the like, and, for the avoidance of doubt, including any voting ordinary shares of the Company into which any non-voting ordinary shares acquired under the Securities Purchase Agreement may be converted), clauses (a) and (b) of this Section 2.01 shall terminate and be of no further force or effect.

Section 2.02 Tax Return Information. The Company shall provide, from time to time, such additional information regarding the Company or any of its Subsidiaries as the CPPIB Shareholder may reasonably request, including any information or reports (i) required by reason of reporting or regulatory requirements to which the CPPIB Shareholder is subject, or (ii) that it is obligated to have available regarding taxation matters. The Company shall promptly furnish to the CPPIB Shareholder information reasonably requested to enable the CPPIB Shareholder to comply with any applicable tax reporting requirements with respect to the acquisition, ownership, or disposition of, and income attributable to, any Acquired CPPIB Shares held by the CPPIB Shareholder, including such information as may be reasonably requested by the CPPIB Shareholder to complete U.S. federal, state or local or non-U.S. income tax returns.

Section 2.03 Tax or Other Investigations. From and after the date hereof, the Company shall keep the CPPIB Shareholder informed, on a current basis, of any events, discussions, notices or changes with respect to any tax (other than ordinary course communications which could not reasonably be expected to be material to the Company), criminal or regulatory investigation or action involving the Company or any of its Subsidiaries, and shall reasonably cooperate with the CPPIB Shareholder and its Affiliates in any effort to avoid or mitigate any cost or regulatory consequences to them that might arise from such investigation or action (including by reviewing written submissions in advance, attending meetings with authorities and coordinating and providing assistance in meeting with regulators).

Section 2.04 No Non-Competition Agreement. From and after the date hereof, neither the Company nor any of its Subsidiaries shall enter into any contract, agreement, arrangement or understanding containing any provision or covenant that purports to, or could reasonably be expected to, limit in any respect the ability of the CPPIB Shareholder or any of its Affiliates to (i) sell any products or services of or to any other Person or in any geographic region, (ii) engage in any line of business, (iii) compete with or obtain products or services from any Person or (iv) except as may be required in connection with any transaction with lenders to provide debt financing to the Company or any of its Subsidiaries, provide products or services to the Company or any of its Subsidiaries.

Section 2.05 Non-Promotion. From and after the date hereof, neither the Company nor any of its Subsidiaries shall, without the prior written consent of the CPPIB Shareholder or its applicable Affiliate, (a) except as may otherwise be required by Applicable Law or regulatory process, use in advertising, publicity, or otherwise the name of the CPPIB Shareholder or any of its Affiliates, or any director or employee of the CPPIB Shareholder or any of its Affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the CPPIB Shareholder or any of its Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company or any Subsidiary has been approved or endorsed by the CPPIB Shareholder or any of its Affiliates.

ARTICLE 3

COMPANY CAPITALIZATION

Section 3.01 Company Capitalization. The Company represents and warrants to the CPPIB Shareholder that the current issued and outstanding shares of capital stock of the Company consist of 15,898,903 Common Shares (including 86,203 unvested restricted shares subject to forfeiture), 2,725,637 Series C non-voting convertible ordinary shares and 714,015 Series E non-voting ordinary shares, as well as 2,972,892 Series A non-voting convertible ordinary shares that are issued but not outstanding. The Company has not, and is not under this Agreement or otherwise, making any other representation or warranty to the CPPIB Shareholder regarding the Company, its subsidiaries or affiliates or their respective businesses, results of operations, prospects or financial condition.

ARTICLE 4

MISCELLANEOUS

Section 4.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given,

To the Company:

Enstar Group Limited

P.O. Box HM 2267

Windsor Place, 3rd Floor, 22 Queen Street

Hamilton HM JX

Bermuda

Attention: Paul J. O’Shea, Joint Chief Operating Officer

Facsimile: (441) 296-7319

E-mail: paul.o’shea@enstargroup.com

with a copy (which shall not constitute notice to the Company) to:

Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, PA 19103

Attention: Robert C. Juelke

Facsimile: (215) 988-2757

E-mail: robert.juelke@dbr.com

To the CPPIB Shareholder:

Canada Pension Plan Investment Board

One Queen Street East, Suite 2500

Toronto, ON, M5C 2W5

Attention: R. Scott Lawrence, Managing Director, Head of Relationship Investments

Facsimile: (416) 868-8690

E-mail: slawrence@cppib.com

with a copy to the address above to:

Attention: General Counsel

Facsimile: (416) 868-4760

E-mail: To be subsequently designated by CPPIB Shareholder

with a copy (which shall not constitute notice to the CPPIB Shareholder) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Kevin M. Schmidt

Facsimile: (212) 521-7178

Email: kmschmidt@debevoise.com

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 4.02 Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 4.03 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto; except that the CPPIB Shareholder may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates; provided that no such transfer or assignment shall relieve the CPPIB Shareholder of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to the CPPIB Shareholder.

Section 4.04 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

Section 4.05 Jurisdiction.

(a) The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.01 shall be deemed effective service of process on such party.

(b) THE CPPIB SHAREHOLDER HEREBY IRREVOCABLY DESIGNATES CPPIB AMERICA, INC. WITH AN OFFICE AT 510 MADISON AVENUE, 15th FLOOR, NEW YORK, NY 10022, AND THE COMPANY HEREBY IRREVOCABLY DESIGNATES ENSTAR (US) INC., WITH AN OFFICE AT 411 FIFTH AVENUE, FIFTH FLOOR, NEW YORK, NY 10016 (EACH SUCH DESIGNEE, IN SUCH CAPACITY, THE “PROCESS AGENT”), AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE RESPECTIVE PROCESS AGENT; PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO EACH OTHER SUCH PARTY IN THE MANNER PROVIDED IN SECTION 4.01 OF THIS AGREEMENT. EACH PARTY SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SUCH APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT SUCH PARTY WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN NEW YORK. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. EACH PARTY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING DESIGNATION IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA.

Section 4.06 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.07 Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this Agreement. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person, other than the parties hereto and their respective successors and assigns.

Section 4.08 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof, and such agreements supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

Section 4.09 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 4.10 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, in addition to any other remedy to which they are entitled under this Agreement.

Section 4.11 Treatment of Ambiguities. The parties acknowledge and agree that each party has participated in the drafting of this Agreement, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ENSTAR GROUP LIMITED

By:	/s/ Dominic F. Silvester
Name:	Dominic F. Silvester
Title:	Chief Executive Officer

CPPIB SHAREHOLDER

CANADA PENSION PLAN INVESTMENT BOARD

By:	/s/ R. Scott Lawrence
Name:	R. Scott Lawrence
Title:	Managing Director, Head of Relationship Investments

By:	/s/ Eric M. Wetlaufer
Name:	Eric M. Wetlaufer
Title:	Senior Managing Director & Global Head of Public Market Investments

[Signature Page to Shareholder Rights Agreement]